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                                                                    EXHIBIT 12.1


         Statement of Computation of Ratio of Earnings to Fixed Charges

     The following table presents the computation of the Ratio of Earnings to Fixed Charges for Blue Bar, L.P. (the "Company") on a pro forma basis for the nine months ended September 30, 2002 and the year ended December 31, 2001 and for the period from August 16, 2002 to September 30, 2002; Republic Technologies International Holdings, LLC on a consolidated basis (the "Predecessor - Consolidated") for the period from January 1, 2002 to August 15, 2002, the nine-month period ended September 30, 2001, the years ended December 31, 2001 and 2000 and the period from August 13, 1999 to December 31, 1999; and the predecessors of Republic Technologies International Holdings, LLC on a combined basis (the "Predecessor - Combined") for the period from January 1, 1999 to August 12, 1999 and the years ended December 31, 1998 and 1997. For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as the sum of interest on all indebtedness, including amortization of debt issuance costs and one-third of annual rental expense.


                   Pro Forma       Company  |              Predecessor - Consolidated              |     Predecessor - Combined
            --------------------- --------- |----------------------------------------------------- | ------------------------------
               Nine-                Period  |   Period    Nine-                           Period   |  Period
               Month                 from   |    from     Month                            from    |   from
               Period     Year    August 16,| January 1,  Period       Years Ended      August 13, |January 1,     Years Ended
               Ended      Ended    2002 to  |  2002 to    Ended        December 31,       1999 to  |  1999 to       December 31,
             September  December  September |August 15, September  --------------------  December  |  August    -------------------
             30, 2002   31, 2001  30, 2002  | 2002(1)    30, 2001    2001      2000      31, 1999  | 12, 1999     1998       1997
            ---------- ---------- --------- |----------- --------  --------  --------- ----------- |----------  ---------  --------
Pretax                                      |                                                      |
 income                                     |                                                      |
 (loss).....$  (9,850) $ (76,034) $ (6,066) |$(59,858) $(152,307) $(182,080) $(269,935) $ (182,590)| $(114,493) $(113,555) $(44,618)
            ---------  ---------  --------  |--------  ---------  ---------  ---------  ---------- | ---------  ---------  --------
Interest                                    |                                                      |
 expense....   18,557     38,132     2,885  |  17,721     47,986     50,007    110,777      40,300 |    36,612     39,010    19,932
Amortization                                |                                                      |
 of debt                                    |                                                      |
 issuance                                   |                                                      |
 costs......        -          -         0  |   2,610      4,693      9,177      6,718       5,017 |     7,233      4,212     3,374
Portion of                                  |                                                      |
 rental                                     |                                                      |
 expense                                    |                                                      |
 repre-                                     |                                                      |
 senting                                    |                                                      |
 interest...    1,917      1,633       253  |   1,664      3,100      1,633      3,400         898 |       421        800       267
            ---------  ---------  --------  |--------  ---------  ---------  ---------  ---------- | ---------  ---------  --------
Total fixed                                 |                                                      |
 charges                                    |                                                      |
 (Denomi-                                   |                                                      |
 nator).....   20,474     39,765     3,138  |  21,995     55,779     60,817    120,895      46,215 |    44,266     44,022    23,573
            ---------  ---------  --------  |--------  ---------  ---------  ---------  ---------- | ---------  ---------  --------
Pretax                                      |                                                      |
 income                                     |                                                      |
 plus fixed                                 |                                                      |
 charges                                    |                                                      |
 (Numerator)$  10,624  $ (36,269) $ (2,928) |$(37,863) $ (96,528) $(121,263) $(149,040) $ (136,375)|  $(70,227) $ (69,533) $(21,045)
            =========  =========  ========  |========  =========  =========  =========  ========== |  ========  =========  ========
Ratio: 1....        -          -         -  |       -          -          -          -           - |         -          -         -
            =========  =========  ========  |========  =========  =========  =========  ========== |  ========  =========  ========
Deficiency..$   9,850  $  76,034  $  6,066  |$ 59,858  $ 152,307  $ 182,080  $ 269,935  $  182,590 |  $114,493  $ 113,555  $ 44,618
            =========  =========  ========  |========  =========  =========  =========  ========== |  ========  =========  ========
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